UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NAVIGANT CONSULTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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The following information was filed with the Securities and Exchange Commission on October 3, 2019 by Navigant Consulting, Inc. on Form 8-K (Item 8.01 Other Events):

Litigation Related to the Merger.

As previously disclosed, on August 2, 2019, Navigant Consulting, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, by and among Guidehouse LLP, a Delaware limited liability partnership (“Parent”), Isaac Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company (as amended from time to time, the “Merger Agreement”). The Merger Agreement provides for, among other things, Sub to merge with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”).

Lawsuits challenging the merger were filed on September 4, 2019, September 9, 2019, and September 10, 2019, in the United States District Court for the District of Delaware. The lawsuits, filed by purported stockholders of the Company, are captioned Rosenblatt v. Navigant Consulting, Inc., et al., No. 1:19-cv-01680, filed as a putative class action on behalf of stockholders of the Company, and Stein v. Navigant Consulting, Inc., et al., No. 1:19-cv-01652, and Gottlieb v. Navigant Consulting, Inc., et al., No. 1:19-cv-1693, both filed as individual actions. The lawsuits allege that the preliminary proxy statement filed on August 30, 2019, relating to the transactions contemplated by the merger agreement, omitted material information in violation of Sections 14(a) and 20(a) of the Exchange Act and certain rules promulgated thereunder, rendering the preliminary proxy statement false and misleading. The lawsuits name as defendants the Company and its directors and seek, among other relief, an order enjoining completion of the merger. In addition, by letter dated September 19, 2019, another putative stockholder of the Company, Steven Makowsky, alleged that the definitive proxy statement filed on September 12, 2019 (the “Proxy Statement”), made misrepresentations and omitted material information in violation of Sections 14(a) and 20(a) of the Exchange Act.

The Company believes that the claims asserted by the plaintiffs and Mr. Makowsky are without merit. However, in order to moot the plaintiffs’ and Mr. Makowsky’s unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K; plaintiffs and Mr. Makowsky agree that the supplemental disclosures moot their claims and have agreed to withdraw their complaints and demands, respectively, upon the filing of this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations by the plaintiffs and Mr. Makowsky that any additional disclosure was or is required.

Supplemental Disclosures.

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The disclosure in the last paragraph of page 31 within the “Background of the Merger” section of the Definitive Proxy is hereby supplemented by adding the following disclosure after the sentence beginning “During the meeting, senior management reviewed…”:

Senior management further noted that the Company was not selected to move forward in the bidding process in certain recent transactions that the Company had been pursuing, and the seller in another transaction that the Company had expected to close had declined to move forward with the transaction.

The disclosure in the first paragraph of page 33 within the “Background of the Merger” section of the Definitive Proxy is hereby amended by adding the following disclosure after the sentence beginning “As part of the review, senior management described the major changes in assumptions …”:

As to 2019, senior management also clarified that, consistent with the Company’s historical practice, the projections did not include potential acquisitions or other potential usages of the proceeds of the divestiture of the DFLT segment, due to the difficulty in accurately predicting the availability and timing of appropriate acquisitions.

The disclosure under the heading “Forwarding-Looking Financial Information” is supplemented by providing the following additional disclosure following the second paragraph on page 55 of the Definitive Proxy Statement:

The non-GAAP financial measures used in the financial projections were provided to the Board of Directors and the Company’s financial advisor in connection with the merger. Financial measures provided to a board of directors or a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board of Directors or the Company’s financial advisor in connection with the merger. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections.

The disclosure appearing in the final paragraph of page 51 and carrying over onto page 52 of the Definitive Proxy Statement after the heading “Discounted Cash Flow Analysis” is hereby amended by restating the third and fourth sentences of such paragraph as follows:

“The implied terminal value of the Company was derived by applying to the Company’s normalized unlevered after-tax free cash flow for the fiscal year ending December 31, 2023 a range of perpetuity growth rates of 2.0% to 3.0% selected based on Jefferies’ professional judgment and taking into account, among other things, financial projections and other estimates of the Company’s management and trends in the industry in which the Company operates. The present values (as of June 30, 2019) of the cash flows and terminal values were then calculated using a selected discount rate range of 9.2% to 11.1% derived from a weighted average cost of capital calculation.”

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed Merger, among other things. The proposed Merger is being submitted to the stockholders of the Company for their consideration. In connection therewith, the Company has filed relevant materials with the SEC, including the Proxy Statement, regarding the proposed Merger, which has been mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the Proxy Statement regarding the proposed Merger, any amendments or supplements thereto and other documents containing important information about the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at www.navigant.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 9, 2019, its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement regarding the proposed Merger and may be contained in other relevant materials filed with the SEC.